Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-192441) pertaining to the Amended and Restated 2007 Equity Incentive Plan, as amended, 2013 Equity Incentive Award Plan and Employee Stock Purchase Plan of Relypsa, Inc. of our report dated March 18, 2014, with respect to the financial statements of Relypsa, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2013.

/s/ ERNST & YOUNG LLP

Redwood City, California

March 18, 2014